Exhibit 10.1

FIFTH AMENDMENT TO
WARRANT PURCHASE AGREEMENT AND
STOCK PURCHASE WARRANT

This Fifth Amendment, effective as of March 29, 2007, amends the terms of the Warrant Purchase Agreement by and between SMF Energy Corporation, a Delaware corporation, successor by merger to Streicher Mobile Fueling, Inc. (the “Company”), and the undersigned Purchasers dated June 30, 2006 (the “Agreement”) and of the Stock Purchase Warrants issued in connection with the Agreement (the “Warrants”).

WITNESSETH:

WHEREAS, the Company and the Purchasers entered into the Agreement pursuant to which the Warrants were issued to the Purchasers, and the Warrants by their terms originally expired on September 28, 2006, unless sooner exercised (the “Exercise Period”); and

WHEREAS, the Company and the Purchasers by an Amendment to Warrant Purchase Agreement and Stock Purchase Warrant dated September 28, 2006 extended the Exercise Period for the Warrants to November 30, 2006 and correspondingly extended the suspension of the Company’s obligation to make principal payments on the Notes (as that term is defined in the Agreement); and

WHEREAS, the Company and the Purchasers by a Second Amendment to Warrant Purchase Agreement and Stock Purchase Warrant dated November 29, 2006 extended the Exercise Period for the Warrants to January 15, 2007 and correspondingly extended the suspension of the Company’s obligation to make principal payments on the Notes; and

WHEREAS, the Company and the Purchasers by a Third Amendment to Warrant Purchase Agreement and Stock Purchase Warrant dated January 14, 2007 extended the Exercise Period for the Warrants to February 14, 2007 and the Company agreed to pay the previously suspended payments on February 28, 2007;

WHEREAS, the Company and the Purchasers on February 14, 2007, further extended the Exercise Period for the Warrants to March 31, 2007, lowered the exercise price of the Warrants to $1.52 per share and correspondingly deferred the Company’s next scheduled principal payment on the August Note (as that term is defined in the Agreement) held by one of the Purchasers to August 28, 2007, at which point the Company will be required to pay the scheduled principal payment as well as the suspended principal payments; and

WHEREAS, because payments of principal on the Notes and the February 14, 2007 reduction of the exercise price of the Warrants have altered the original alignment of Notes and Warrants as set forth in the Agreement, the parties now wish to amend the Agreement to clarify that any of the principal, interest or prepayment penalty outstanding on any of the Notes may be used by any of the Purchasers or their assigns as the Exercise Price of any of the Warrants and to further extend the Exercise Period for the Warrants until June 30, 2007.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Warrants and the Agreement and hereinafter set forth, the parties hereby alter, modify and amend the Warrants and the Agreement as follows.

1. The Exercise Period for each of the Warrants is extended to June 30, 2007.

2. Notwithstanding anything in the Agreement or the Warrants to the contrary, any portion of the principal, interest or prepayment penalty outstanding on any of the Notes may be used as the exercise price for any of the Warrants. Accordingly, a transfer of Warrants from one Purchaser or its assigns to another Purchaser or its assigns in order to be able to apply some or all of the outstanding principal, interest or prepayment penalty of a Note to the exercise price of such Warrant shall be freely permitted.

3. Except as expressly stated in this Amendment, the terms and conditions of the Warrants and the Agreement shall remain in all respects unchanged.

IN WITNESS WHEREOF, the parties hereto have caused these Amendments to be duly executed effective as of the 14th day of February, 2007.

THE COMPANY:

SMF ENERGY CORPORATION

By: /s/ Richard E. Gathright
       Richard E. Gathright, President and CEO

PURCHASERS:

TRIAGE CAPITAL MANAGEMENT, L.P.

By: /s/ Leon Frenkel
Name: Leon Frenkel
Title: Senior Manager

TRIAGE CAPITAL MANAGEMENT B, L.P.

By: /s/ Leon Frenkel
Name: Leon Frenkel
Title: Senior Manager